STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Bear Stearns ARM Trust 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

TERMS AGREEMENT

Dated: as of February 27, 2007

To:	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Re:	Underwriting Agreement dated February 26, 2007

Underwriter:	Bear, Stearns & Co. Inc.

Series Designation:	Series 2007-1.

Class Designation Schedule of the Certificates: Class I-A-1, Class I-X-1, Class I-A-2, Class II-A-1, Class II-X-1, Class II-A-2, Class III-A-1, Class III-X-1, Class III-A-2, Class IV-A-1, Class IV-X-1, Class V-A-1, Class V-X-1, Class V-A-2, Class R-I, Class R-II, Class R-III, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates.

Terms of the Certificates:

Class	Original Principal Amount	Interest Rate
Class I-A-1	$ 344,893,000	Variable Rate
Class I-X-1	$ 0*	0.087%
Class I-A-2	$ 19,161,000	Variable Rate
Class II-A-1	$ 207,460,000	Variable Rate
Class II-X-1	$ 0*	0.531%
Class II-A-2	$ 11,526,000	Variable Rate
Class III-A-1	$ 171,986,000	Variable Rate
Class III-X-1	$ 0*	0.079%
Class III-A-2	$ 9,555,000	Variable Rate
Class IV-A-1	$ 143,932,000	Variable Rate
Class IV-X-1	$ 0*	0.450%
Class V-A-1	$ 41,118,000	Variable Rate
Class V-X-1	$ 0*	0.359%
Class V-A-2	$ 2,284,000	Variable Rate
Class R-I	$ 50	N/A
Class R-II	$ 50	N/A
Class R-III	$ 50	N/A
Class B-1	$ 24,547,000	Variable Rate
Class B-2	$ 4,510,000	Variable Rate
Class B-3	$ 7,015,000	Variable Rate
Class B-4	$ 5,009,000	Variable Rate

*Notional Amount

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of February 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor, EMC Mortgage Corporation, as seller and master servicer, Wells Fargo Bank, N.A. as securities administrator, and Citibank, N.A., as trustee.

Form of Certificates Being Purchased by the Underwriter: Book-Entry except for the Class R-I, Class R-II and Class R-III Certificates which will be in certificated, fully registered form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning on March 25, 2007.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

Ratings
Class	S&P	Fitch
Class I-A-1	AAA	AAA
Class I-X-1	AAA	AAA
Class I-A-2	AAA	AAA
Class II-A-1	AAA	AAA
Class II-X-1	AAA	AAA
Class II-A-2	AAA	AAA
Class III-A-1	AAA	AAA
Class III-X-1	AAA	AAA
Class III-A-2	AAA	AAA
Class IV-A-1	AAA	AAA
Class IV-X-1	AAA	AAA
Class V-A-1	AAA	AAA
Class V-X-1	AAA	AAA
Class V-A-2	AAA	AAA
Class I-A-1	AAA	AAA
Class R-I	AAA	AAA
Class R-II	AAA	AAA
Class R-III	AAA	AAA
Class B-1	NR	AA+
Class B-2	NR	AA
Class B-3	NR	A
Class B-4	NR	BBB

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $ *   (plus $  *  in accrued interest).

Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: February 28, 2007.

*Please contact Bear, Stearns & Co. Inc. for pricing information.

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:	/s/ Mary P. Haggerty
Name:	Mary P. Haggerty
Title:	Senior Managing Director

Accepted:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]